SUPERIOR INDUSTRIES INTERNATIONAL, INC.
ANNUAL REPORT ON FORM 10-K

Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-80130, 33-48547 and 33-64088) of Superior Industries International, Inc. of our report dated February 7, 2003 relating to the consolidated financial statements, which appears in the 2002 Annual Report to Shareholders, which is incorporated in the Annual Report on Form 10-K. We also consent to the incorporation by reference to our report dated February 7, 2003 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
March 28, 2003